EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated January 29, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 2002, as amended.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
May 29, 2003